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                                                                   EXHIBIT 10.49


***************************** NOTICE OF GRANT AWARD ****************************
SMALL BUSINESS INNOVATION RESEARCH PROG                   Issue Date: 12/10/1999
Department of Health and Human Services
National Institutes Of Health
NATIONAL HEART, LUNG, AND BLOOD INSTITUTE
********************************************************************************

Grant Number: 2 R44 HL59121-02A1 (Revised)
Principal Investigator: ARMINI, ANTHONY J PHD
Project Title: CORONARY STENTS WITH ION IMPLANTED RADIOACTIVITY

CONTRACTS MANAGER
IMPLANT SCIENCES CORPORATION
107 AUDUBON ROAD #5
WAKEFIELD, MA  01880

Budget Period:  09/30/1999 - 08/31/2000
Project Period: 12/01/1998 - 08/31/2001

Dear Business Official:

The National Institutes of Health hereby revises this award to reflect an increase in the amount of $118,109 (see "Award Calculation" in Section I and "Terms and Conditions" in Section III) to IMPLANT SCIENCES CORPORATION in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to attached terms and conditions.

Acceptance of this award including attached Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the attachments.

Sincerely yours,

/s/ Jane R. Davis

Grants Management Officer
NATIONAL HEART, LUNG, AND BLOOD INSTITUTE

Attachments



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SECTION I - AWARD DATA - 2 R44 HL59121-02A1 (Revised)

AWARD CALCULATION (U.S. Dollars):

Salaries and Wages                                          $ 51,272
Personnel Costs                                             $ 51,272
Supplies                                                    $  9,100
Consortium/Contractual Cost                                 $131,930
Direct Costs                                                $192,302
F&A Costs                                                   $160,574
APPROVED BUDGET                                             $352,876
Fee                                                         $ 24,701
TOTAL                                                       $377,577

AMOUNT OF THIS ACTION (FEDERAL SHARE)                      +$118,109


Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project, is as follows.

03      $372,423

FISCAL INFORMATION:
CFDA Number:        93.837
EIN:    1042837126A1
Document Number:         R4HL59121B

IC          /     FY1999     /     FY2000
HL/8424277  /       377,577  /       372,423

NIH ADMINISTRATIVE DATA:
PCC: HHHEEN / OC: 41.4B /Processed: KEATINGK 991207 0214

SECTION II - PAYMENT/HOTLINE INFORMATION - 2 R44 HL59121-02A1 (Revised)

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 2 R44 HL59121-02A1 (Revised)

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.
b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.
c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

This grant is included under Expanded Authorities.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).



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Treatment of Program Income:
Additional Costs

SECTION IV - ADDITIONAL TERMS AND CONDITIONS
Revision #1

2 R44 HL59121-02A1
Dr. Armini

FACILITIES AND ADMINISTRATIVE (F&A) COSTS
The purpose of this revision is to reflect appropriate Facilities and Administrative costs in accordance with the current F&A cost rate agreement.

PREVIOUS FOOTNOTES AND TERMS
All other Footnotes and Terms and Conditions reflected on the Notice of Grant
 Award issued 9/21/99 are still in effect.

STAFF CONTACTS
The Program Official is responsible for the scientific, programmatic and technical aspects of this project. The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. These individuals work together in overall project administration. For up-to-date information, you may access the NIH Home Page at http://www.nih.gov/ and the NHLBI Home Page at http://www.nhlbi.nih.gov/nhlbi/nhlbi.htm.

Program: Dr. George Sopko (301) 435-0515
               Fax Number (301) 480-1454
Grants Management: J. Kevin Keating (301) 435-0177
                         Fax Number (301) 480-0422

I. Kevin Keating, Grants Specialist

SPREADSHEET

GRANT NUMBER: 2 R44 HL59121-02A1 (Revised)
P.I.: ARMINI, ANTHONY J
INSTITUTION: IMPLANT SCIENCES CORPORATION

                               YEAR    02                  YEAR    03

Salaries and Wages                   51,272                      51,272
Personnel Costs                      51,272                      51,272
Supplies                              9,100                       9,800
Consortium/Contractual Cost         131,930                     131,930

T0TAL DC                            192,302                     193,002
TOTAL F&A                           160,574                     160,827
TOTAL COST                          352,876                     353,829





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                               YEAR    02                  YEAR    03

F&A Cost Rate 1                     131.00%                     131.00%
F&A Cost Base 1                      51,272                      51,272
F&A Costs 1                          67,166                      67,166

F&A Cost Rate 2                      36.00%                      36.00%
F&A Cost Base 2                     259,468                     260,169
F&A Costs 2                          93,408                      93,661


                                     24,701                      18,594